Exhibit 10.4

FIFTH AMENDMENT TO

MANAGING GENERAL AGENCY AND CLAIMS ADMINISTRATION AGREEMENT

Between

SAFEPOINT MGA, LLC

(Hereinafter called the “MGA”)

And

SAFEPOINT INSURANCE COMPANY

(Hereinafter called the ‘‘Company”)

Made as of this 1st day of August 2020

WHEREAS, MGA and the Company entered into the Managing General Agency and Claims Administration Agreement dated as of November 14. 2013 (the “Agreement”): and

WHEREAS, MGA and the Company desire to amend the Agreement to make it compliant with certain regulatory requirements of States other than Florida applicable to an agreement between an insurance company and a managing general agent.

WHEREAS, MGA and the Company desire to amend the Agreement to specify the fees charged in accordance with legal services provided by the MGA to the Company

WHEREAS, MGA and the Company desire to amend the Agreement to expand the field adjuster fee schedule to include all claims. where it currently only applies to catastrophe claims

NOW, THEREFORE, the parties agree as follows:

1.	The parties agree to amend the Agreement to add the Regulatory Addendum. in the form attached hereto.

2.	The parties agree that for each lawsuit handled by the MGA on behalf of the Company, the Company shall pay the MGA a fixed fee of $5.250.

3.

The parties agree that Schedule III D – as amended effective 6-1-2019. shall include all claims where the adjustment of the claims is handled by the MGA. The current schedule notes that it applies to catastrophe claims. but this amendment will allow for the schedule to include non-catastrophe claims adjusted by the MGA.

4.

Except as modified herein. the Agreement shall remain in full force and effect and any other rights or duties of the parties to the Agreement shall be unaffected by this Fifth Amendment to the Agreement.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to the Agreement as of the date set forth above.

SAFEPOINT MGA, LLC		SAFEPOINT INSURANCE COMPANY

By:	/s/ Steve Hoffman	By:	/s/ Nancy Baily
Its:	CFO	Its:	C.O.O.

FOURTH AMENDMENT TO

MANAGING GENERAL AGENCY AND CLAIMS ADMINISTRATION AGREEMENT

Between

SAFEPOINT MGA, LLC

(Hereinafter called the “MGA”)

And

SAFEPOINT INSURANCE COMPANY

(Hereinafter called the “Company”)

Made as of the 30th day of June, 2019

WHEREAS, MGA and Company entered into the Managing General Agency and Claims Administration Agreement dated as of November 14, 2013 (together with amendments thereto, the “Agreement”); and

WHEREAS, MGA receives compensation in the form of commission and other fees under the Agreement; and

WHEREAS, the parties desire to provide for the waiver of MGA’s right, at MGA’s sole discretion, to all or part of MGA’s compensation payable by Company.

NOW, THEREFORE, the parties agree as follows:

l.	MGA may, in its sole discretion, elect to waive its right to all or part of its commissions, fees, and/or other compensation which is or may become due to MGA under the Agreement.

2.	In the event of such waiver, MGA shall notify Company in writing of its determination. The effective date of such waiver shall be stated on the written notice.

3.	Any such waiver shall be a full, complete, and unconditional waiver of MGA’s right to receive the amount indicated in the written notice.

4.

MGA shall be under no obligation to waive any amounts that may be due under the Agreement, and no waiver shall be construed to create any obligation of MGA to waive such amounts due in the future. No such waiver shall affect Company’s obligations to pay MGA any other amounts that may be owed pursuant to the Agreement.

5.

Except as modified herein, the Agreement shall remain in full force and effect and any other rights or duties of the parties to the Agreement shall be unaffected by this Fourth Amendment to the Agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement as of the date set forth above.

SAFEPOINT MGA, LLC		SAFEPOINT INSURANCE COMPANY

By:	/s/ Steve Hoffman	By:	/s/ Nancy Baily
Its:	CFO	Its:	C.O.O.

THIRD AMENDMENT TO

MANAGING GENERAL AGENCY AND CLAIMS ADMINISTRATION AGREEMENT

Between

SAFEPOINT MGA, LLC

(Hereinafter called the “MGA”)

And

SAFEPOINT INSURANCE COMPANY

(Hereinafter called the “Company”)

Made as of the 1st day of June, 2019

WHEREAS, MGA and Company entered into the Managing General Agency and Claims Administration Agreement dated as of November 14, 2013 (“Agreement”); and

WHEREAS, the MGA and Company have renewed this agreement twice for two year periods; and

NOW, THEREFORE, the parties agree as follows:

1.	Amend SCHEDULE III D - Catastrophe Management Services and Fees-to the new fee schedule effective June 1, 2019 as approved by the Florida Office of insurance Regulation on July 3, 2019.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to the Agreement as of the date set forth above.

SAFEPOINT MGA, LLC		SAFEPOINT INSURANCE COMPANY

By:	/s/ Nancy Baily	By:	/s/ Steve Hoffman
Its:	C.O.D.	Its:	Chief Financial Officer

This entire document is confidential trade secret and/or proprietary business information and must not be released pursuant to sections 624.4212, 624.4213, 688.001-688.009, 812.08 I, 815.04 and 815.045, Florida Statutes.

SECOND AMENDMENT TO

MANAGING GENERAL AGENCY AND CLAIMS ADMINISTRATION AGREEMENT

Between

SAFEPOINT MGA, LLC

(Hereinafter called the “MGA”)

And

SAFEPOINT INSURANCE COMPANY

(Hereinafter called the “Company”)

Made as of the 1st day of January, 2018

WHEREAS, MGA and Company entered into the Managing General Agency and Claims Administration Agreement dated as of November 14, 2013 (“Agreement”); and

WHEREAS, MGA receives a commission under Section 5.1 of the Agreement equivalent to 24.5% of Company’s Total Direct Written Premium; and

WHEREAS, MGA and Company desire to reduce MGA’s commission to 23% of Company’s Total Direct Written Premium effective as of January 1, 2018 and remain as such thereafter unless otherwise amended.

NOW, THEREFORE, the parties agree as follows:

1.	Effective January 1, 2018, MGA’s commission under Section 5.1 of the Agreement shall be 23.0%.

2.

Except as modified herein, the Agreement shall remain in full force and effect and any other rights or duties of the parties to the Agreement shall be unaffected by this First Amendment to the Agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement as of the date set forth above.

SAFEPOINT MGA, LLC		SAFEPOINT INSURANCE COMPANY

By:	/s/ Steve Hoffman	By:	/s/ David Flitman
Its:	CFO	Its:	CEO + President

This entire document is confidential trade secret and/or proprietary business information and must not be released pursuant to sections 624.4212, 624.4213, 688.001-688.009, 812.081, 815.04 and 815.045, Florida Statutes.

FIRST AMENDMENT TO

MANAGING GENERAL AGENCY AND CLAIMS ADMINISTRATION AGREEMENT

Between

SAFEPOINT MGA, LLC

(Hereinafter called the “MGA”)

And

SAFEPOINT INSURANCE COMP ANY

(Hereinafter called the “Company”)

Made as of the 1st day of July, 2017

WHEREAS, MGA and Company entered into the Managing General Agency and Claims Administration Agreement dated as of November 14, 2013 (“Agreement”); and

WHEREAS, MGA receives a commission under Section 5.1 of the Agreement equivalent to 24.5% of Company’s Total Direct Written Premium; and

WHEREAS, MGA and Company desire to reduce MGA’s commission to 21% effective for the period July 1, 2017 to December 31, 2017 (“Waiver Period”); and

WHEREAS, MGA and Company desire that, on and after January 1, 2018, the commission payable to the MGA by Company under Section 5.1 of the Agreement shall revert to 24.5%.

NOW, THEREFORE, the parties agree as follows:

1.	For the period July 1, 2017 to December 31, 2017, MGA’s commission under Section 5.1 of the Agreement shall be reduced from 24.5% to 21%.

2.	On and after January 1, 2018, MGA’s commission under Section 5.1 of the Agreement shall revert to 24.5%.

3.

Except as modified herein, the Agreement shall remain in full force and effect and any other rights or duties of the parties to the Agreement shall be unaffected by this First Amendment to the Agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement as of the date set forth above.

SAFEPOINT MGA, LLC		SAFEPOINT INSURANCE COMPANY

By:	/s/ Steve Hoffman	By:	/s/ David Flitman
Its:	CFO	Its:	CFO + Treasurer

THIRD RENEWAL TO

MANAGING GENERAL AGENCY AND CLAIMS ADMINISTRATION AGREEMENT

Between

SAFEPOINT MGA, LLC

(Hereinafter called the “MGA”)

And

SAFEPOINT INSURANCE COMPANY

(Hereinafter called the “Company”)

Made as of the 14th day of November 2020

WHEREAS, MGA and Company entered into the Managing General Agency and Claims Administration Agreement dated as of November 14, 2013 (“Agreement”); and

WHEREAS, MGA shall have the option to renew the term of this Agreement for additional two-year periods commencing after the initial three-year term and any renewal term: and

WHEREAS, MGA desires to renew effective November 14. 2020 the term of this Agreement for an additional two-year period.

NOW, THEREFORE, the parties agree as follows:

1.	Effective November 14, 2020 this agreement is therefore renewed for a two-year period.

2.

Except as modified herein, the Agreement shall remain in full force and effect and any other rights or duties of the parties to the Agreement shall be unaffected by this Third Renewal to the Agreement.

IN WITNESS WHEREOF, the parties have executed this Third Renewal to the Agreement as of the date set forth above.

SAFEPOINT MGA, LLC		SAFEPOINT INSURANCE COMPANY

By:	/s/ Steve Hoffman	By:	/s/ Nancy Baily
Its:	CFO	Its:	C.O.D.

SECOND RENEWAL TO

MANAGING GENERAL AGENCY AND CLAIMS ADMINISTRATION AGREEMENT

Between

SAFEPOINT MGA, LLC

(Hereinafter called the “MGA”)

And

SAFEPOINT INSURANCE COMPANY

(Hereinafter called the “Company”)

Made as of the 14th day of November, 2018

WHEREAS, MGA and Company entered into the Managing General Agency and Claims Administration Agreement dated as of November 14, 2013 (“Agreement”); and

WHEREAS, MGA shall have the option to renew the term of this Agreement for additional two year periods commencing after the initial three year term and any renewal term; and

WHEREAS, MGA desires to renew effective November 14, 2018 the term of this Agreement for an additional two year period.

NOW, THEREFORE, the parties agree as follows:

1.	Effective November 14, 2018 this agreement is therefore renewed for a two year period.

2.

Except as modified herein, the Agreement shall remain in full force and effect and any other rights or duties of the parties to the Agreement shall be unaffected by this Second Renewal to the Agreement.

IN WITNESS WHEREOF, the parties have executed this Second Renewal to the Agreement as of the date set forth above.

SAFEPOINT MGA, LLC		SAFEPOINT INSURANCE COMPANY

By:	/s/ Steve Hoffman	By:	/s/ David Flitman
Its:	CFO	Its:	President

FIRST RENEWAL TO

MANAGING GENERAL AGENCY AND CLAIMS ADMINISTRATION AGREEMENT

Between

SAFEPOINT MGA, LLC

(Hereinafter called the “MGA”)

And

SAFEPOINT INSURANCE COMPANY

(Hereinafter called the “Company”)

Made as of the 14th day of November, 2016

WHEREAS, MGA and Company entered into the Managing General Agency and Claims Administration Agreement dated as of November 14, 2013 (“Agreement”); and

WHEREAS, MGA shall have the option to renew the term of this Agreement for additional two year periods commencing after the initial three year term and any renewal term; and

WHEREAS, MGA desires to renew effective November 14, 2016 the term of this Agreement for an additional two year period.

NOW, THEREFORE, the parties agree as follows:

1.	Effective November 14, 2016 this agreement is therefore renewed for a two year period.

2.

Except as modified herein, the Agreement shall remain in full force and effect and any other rights or duties of the parties to the Agreement shall be unaffected by this First Renewal to the Agreement.

IN WITNESS WHEREOF, the parties have executed this First Renewal to the Agreement as of the date set forth above.

SAFEPOINT MGA, LLC		SAFEPOINT INSURANCE COMPANY

By:	/s/ Steve Hoffman	By:	/s/ David Flitman
Its:	CFO	Its:	President

MANAGING GENERAL AGENCY

AND CLAIMS ADMINISTRATION AGREEMENT

( “Agreement” )

Between

Safepoint MGA, LLC

(Hereinafter, individually or collectively, the “MGA”)

And

Safepoint Insurance Company

(Hereinafter called the “Company”)

Made as of the 14 day of November, 2013.

WHEREAS, the Company is admitted to transact insurance business in the State of Florida, and issue policies of insurance in that state and may be admitted in additional jurisdictions in the future; and

WHEREAS, the Company desires MGA to act as its managing general agent with respect to insurance policies for the authorized insurance coverages (the “Authorized Coverages”) set forth in Schedule I to this Agreement (the applied for, issued coverages are sometimes referred to as “Policy (ies)”), in each state in which the Company is licensed and authorized to transact insurance, including renewals, issued from the Effective Date of this Agreement until terminated as hereinafter set forth; and

WHEREAS, MGA desires to produce, administer and manage the Policies and to adjust claims and provide other services in connection with such policies, including but not limited to marketing, claims analysis, general ledger accounting, information services, product and underwriting development and management, and catastrophe risk management on behalf of the Company; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties have agreed that the terms of this Agreement shall be effective as of     , 2013 , (the “Effective Date”) and do otherwise agree as follows:

ARTICLE I - GENERAL PRINCIPLES

1.1. In accordance with § 626.7451, Florida Statutes ( “F. S.” ) , or such other laws and regulations of such other jurisdictions encompassed by this Agreement, the Company appoints MGA for the purpose of producing and handling Policies for the Authorized Coverages of business set forth in Schedule I and issued or renewed on or after the Effective Date of this Agreement. MGA agrees to produce the Authorized Coverages of business in accordance with the territory and limits of liability set forth in Schedule I hereto and the Company’s established and approved underwriting requirements and premiums for the Authorized Coverages of business.

1.2. The Company, relying upon the expertise of MGA, grants authority to MGA hereunder solely with respect to the Policies. Nonetheless, the Company being at risk and having ultimate responsibility and authority for the Policies issued by MGA, at all times shall have the ultimate responsibility and discretion with respect to all matters pertaining to the Polices and to the general welfare of the Company.

1.3. Consistent with the intention of the parties to produce an operating profit for the Company, MGA shall manage its affairs in accordance with the terms of the Agreement in an ethical and professional manner and in accordance with all applicable laws and regulations of the State of Florida or the applicable laws and regulations of such other states in which the Company is licensed and authorized to transact insurance.

1.4. The Company, relying upon the expertise of MGA, grants authority to MGA to solicit and negotiate reinsurance with respect to the programs authorized by the Company. Nonetheless, the Company being at risk and having ultimate responsibility for all reinsurance contracts issued, will have the ultimate responsibility and discretion with respect to the approval and contracting for all reinsurance.

1.5 The Term of this Agreement shall continue for a period of three (3) years from the Effective Date unless sooner terminated pursuant to the terms of this Agreement. The MGA shall have the option to renew the term of this Agreement for additional two (2) year periods commencing after the initial three (3) year term and any renewal term by providing written notice to the Company at least ninety (90) days prior to the expiration of the initial three (3) year term or any renewal thereof.

ARTICLE II - UNDERWRITING AUTHORITY

2.1. Agents. The Company hereby grants to MGA authority to accept applications to issue the Policies received through appointed licensed insurance agents (“Producing Agents”) and agents authorized as “Brokering Agents” (as defined in Section 626.752, F.S. or as defined by other similar statutes in any state in which the Company issues Policies) . MGA may not authorize or facilitate the appointment of any insurance broker or agent, or any other entity, to issue Policies on behalf of the Company without the prior written consent of the Company. The MGA may not appoint a sub-managing general agent for the business of the Company. The Company reserves the right to appoint one or more sub-Managing General Agents for the business of the Company. The MGA may not permit any of its sub-producers to serve on its Board of Directors.

2.2. Agent Agreements. Any and all agreements with any insurance broker, agent, Producing Agent, Brokering Agent or other entity (hereinafter collectively called the “Agent”) shall be made directly between MGA and such Agent. Such agreements shall provide that with respect to any action taken or not taken by MGA in connection with a Policy (ies) or this Agreement, the Agent shall look solely to MGA for any and all expenses, costs, causes of action and damages suffered by the Agent. Nothing in this Section is intended to create a cause or claim against MGA that the Agent would not otherwise have against the Company.

2.3. Agent Responsibility. MGA shall bear sole responsibility to oversee the placement of business through Agents. With respect to a Policy (ies) or this Agreement, MGA shall hold the Company harmless and reimburse the Company for any and all fines and expenses levied against or incurred by the Company as a result of MGA accepting business from an unlicensed Agent, or the failure of the Company, MGA, or any Brokering Agent to comply with Section 626.752, F.S. regulating the exchange of business between Insurer and Brokering Agents, unless such costs and expenses result solely from the Company’s failure to take legally required or reasonably necessary specific actions recommended to the Company by MGA.

2.4. Policy Services. Pursuant to the terms and provisions of this Agreement, the Company hereby grants to MGA authority to receive and accept proposals of insurance from the Effective Date of this Agreement until the termination of this Agreement for the Authorized Coverages. Such authority shall include the binding of coverage, the issuing and endorsing of Policies in the name of the Company, and the canceling and non-renewing of such binders and contracts when the best judgment of MGA dictates.

2.5. Underwriting. The Company grants MGA authority to provide the Policies pursuant to the underwriting guidelines provided in writing to MGA by the Company. Such underwriting guidelines shall include, but not be limited to, guidelines pertaining to the basis of the rates to be charged, types of risks to be written, maximum limits of liability, applicable exclusions, territorial limitations, policy cancellation provisions, and maximum policy period. All underwriting guidelines that the Company provides the MGA, in writing, shall be deemed incorporated in this Agreement by reference and adoptions. The Company grants MGA authority to operate within written guidelines approved in writing by the Company, subject, however, to the professional judgment of supervisory underwriting personnel; and any Policy issued by or at the request of MGA which does not fall within such guidelines shall, at the Company’s request, be promptly terminated, and MGA shall indemnify the Company from and against any liability thereunder.

2.6. One-Year Terms. The Company grants MGA authority to issue or have issued Policies having a maximum term of one year.

2.7. Policy Language. The Company grants MGA authority to utilize only insurance contract wordings, endorsement wordings and rates that are approved by the Company and are properly filed and approved, to the extent necessary, by the appropriate regulatory authorities of the State of Florida or of such other states in which the Company is licensed and authorized to transact insurance.

2.8. MGA Appointment: Maximum Annual Net Written Premium Production. The Company appoints MGA to issue Policies on behalf of the Company in the State of Florida and such other states in which the Company is licensed and authorized to transact insurance. Other than through MGA, Company agrees not to write the Authorized Coverages of business that the Company is duly licensed to write, or to appoint another managing general agent to write the Authorized Coverages of business that the Company is duly licensed to write, in the State of Florida or such other jurisdictions encompassed by this Agreement for during the term of this Agreement as set forth in paragraph 1.5 herein (the “Term”). Under no circumstances shall the MGA produce from the Authorized Coverages Net Written Premium in excess of $125,000,000 in any year without the express written approval of the Company for any Net Written Premium written in excess of the aforestated amount.

2.9. Policyholder Information. The Company shall not disclose, share, or otherwise make available to any other person, partnership, corporation, managing agent, agent, broker, independent agent or broker, underwriting manager, or other insurer information regarding the Company’s policyholders who have been issued Policies pursuant to MGA’s authority under this Agreement until one year after the termination of this Agreement. The foregoing limitation shall not prohibit the Company from disclosing such information to its independent accountants or auditors, insurance department examiners, or as otherwise required in the normal course of the Company’s business. Company and MGA shall fully comply with the provisions of any applicable Federal laws, the laws of the State of Florida and the applicable laws of such other states in which the Company is licensed and authorized to transact insurance applicable to policyholder information.

2.10. Expirations. In the event of the termination of this Agreement, MGA’s records and the use and control of expirations of the Company’s business produced by Agents registered or appointed by the Company shall remain the property of the MGA, subject to any rights in the Agents pursuant to the terms of any agreement between MGA and the Agent.

2.11. Premium Financing. With respect to Policies, MGA shall have the authority to enter into agreements with premium finance companies (“PFCs”), to receive notices of premium financing, to receive proceeds of premium financing, and to receive and act upon notices and requests of cancellations from PFCs. The MGA shall not delegate this authority to any Agent. Subject to the PFCs contracts with the insureds and applicable statutes (e.g. F.S. §627.848) and rules and regulations of the State of Florida or of such other states in which the Company transacts insurance, and to the extent of the contract balances due the PFCs from the insureds, the MGA shall return all unearned premium directly to the PFCs to the extent held by MGA and shall cause the Agents to return all unearned commission to the PFCs to the extent held by the Agents.

ARTICLE III - HANDLING OF FUNDS

3.1. Depository Account. MGA shall accept in a fiduciary capacity, on behalf of the Company, all premiums, policies, fees, interest, and service charges collected and other funds relating to the business written under this Agreement. The Company shall establish and maintain a “Depository Account” in a bank mutually agreed upon by MGA and the Company. The bank must be a member of the Federal Reserve System whose accounts are insured by the Federal Deposit Insurance Corporation. All premiums, policy fees, interest, and service charges collected by MGA shall be deposited into the Depository Account. Deposits to the Depository Account are to be made daily or no less seldom than weekly if daily determination of deposit amount required is not feasible. Subject to the terms of this Agreement, the proceeds of the Depository Account shall be used for payments as directed by the Company. There may be retained in such Depository Account no more than sixty (60) days of estimated claim payments and Allocated Loss Adjustment Expenses. It is acknowledged and agreed that any investment income earned and costs assessed in connection with the Depository Account belong to the Company.

3.2. No Commingling. The MGA shall not commingle any premium or escrow trust funds with personal accounts or other funds held by MGA in any other capacity.

3.3. Premiums. MGA assumes responsibilities for, and shall promptly, on no less than a monthly basis, pay the Company all premiums collected on Policies issued by or through MGA or on MGA’s behalf for the Company.

3.4. Disbursement Account. The Company will maintain and adequately fund a Disbursement Account (“Disbursement Account”) for the payment by MGA of unearned premiums arising due to cancellation or endorsement of the Company’s Policies produced by MGA. The Company and MGA shall each have signature authority over this account.

3.5. Bank Failure. MGA shall not be liable for any loss which occurs by reason of the default or failure of the bank in which the Depository Account and Disbursement Account are maintained and such loss shall not affect MGA’s obligations under this Agreement.

3.6. Return Commissions. MGA shall refund to the Company unearned commissions on policy cancellations, reductions in premiums or any other return premiums at the same rate of which such commissions were originally retained.

3.7. Policy Fee. MGA shall comply with the provisions of Section 626.7451(11), F.S., and the applicable laws and regulations of such other states in which the Company is licensed and authorized to transact insurance, and shall be entitled to retain as fully earned upon collection any duly authorized and collected per-policy fee pursuant to such law(s). The per-policy fee in Florida shall not exceed $25. 00 or such other amount as may be authorized under Florida law or the amount established by applicable laws and regulations in such other states in which the Company is licensed and authorized to transact insurance, as applicable. In no instance shall the aggregate of the per-policy fees for a placement of business authorized under Section 626.7451(11), Florida Statutes, when combined with any other per-policy fee charged by the Company, result in per-policy fees which exceed the aggregate amount of $25.00 or the amount as may be authorized by Florida law or the amount established by the applicable laws and regulations in such other states in which the Company is licensed and authorized to transact insurance, as applicable. The per-policy fee shall be a component of the Company’s rate filing, if required by the applicable laws of each state in which the Company transacts business.

ARTICLE IV - OTHER REPORTS & REQUIREMENT

4.1. Underwriting Records. MGA shall maintain separate, complete and orderly underwriting files or electronic files, records and accounts of all transactions involving the Company in accordance with generally accepted insurance and accounting practices.

4.2. Inspection. The Company or its authorized representatives shall have the right (but not the obligation) at all reasonable times during business hours of operations to inspect MGA’s books, records and bank accounts, whether located, which pertain to the business which is the subject of this Agreement and shall have the right to copy or make abstracts from such books and records.

4.3. Written Operating Procedures. MGA shall establish and maintain written operating procedures regarding the issuance of all Policies and endorsements, as well as the collection of premiums related thereto. Such procedures shall be forwarded to the Company and shall be subject to the Company’s review and written approval.

4.4. Financial Statement. Within one hundred fifty (150) days after the end of each fiscal year of MGA, MGA shall furnish the Company with true copies of its unaudited financial statements and the audited, certified balance sheet and related statement of operations of MGA for such fiscal year.

4.5. Records. MGA shall maintain permanent physical or electronic copies of all Policies and applications or correspondence related to the Policies, either as hard copies, on microfiche or archived in electronic media. The Company shall have access and the right to copy all accounts and records related to business written hereunder in a form usable by the Company. MGA shall provide access to all MGA’ s books, bank accounts, and records to the Florida Office of Insurance Regulation and Department of Financial Services (collectively, the “Department”) or other applicable regulatory authorities in each state in which the Company transacts insurance in a form usable by the Department or such other regulatory authority. All records shall be retained by the MGA according to the provisions of Section 626.561, F.S., or the applicable laws and regulations of such other states in which the Company is licensed and authorized to transact insurance. MGA will not destroy these permanent copies without the written permission of the Company for the longer of five (5) years from the termination date of the Policy or the period specified by the applicable Florida statute regulating preservation of records or the other applicable laws and regulations of such other states in which the Company is licensed and authorized to transact insurance.

4.6. Complaints: Company’ s Duty to Forward Complaints. The MGA shall maintain and make available for inspection by the Company, complaint log (s) of all written: (i) complaints and requests for assistance filed with MGA or the Company by the Department or any other agency or department of the State of Florida or any other state or jurisdiction, at the request of an insured, claimant, lienholder, or any other interested party to a Policy or claim thereunder; and (ii) lawsuits and arbitrations. The log(s) will include the name of the complainant, the Policy number and/or claim number, and the date the complaint was received. MGA shall maintain copies of the complaints and MGA’ s written response regarding resolution and remedy of said complaint. The Company shall forward to MGA, by next day delivery service, all complaints, time-demand correspondence, and subpoenas received by the Company relevant to the MGA on this Agreement.

4.7. Licenses. The Company and MGA shall maintain all licenses and regulatory approvals necessary to conduct the business covered under this Agreement. MGA represents that it holds a currently effective managing agent’s license in Florida and any other license required in such other jurisdictions in which the Company does business with the MGA pursuant to this Agreement and agrees to maintain such license during the Term of this Agreement and any extensions thereof.

4.8. Cancellations. Notwithstanding the authority granted to MGA by the Company, the Company may require MGA to terminate coverage provided by any Policy so long as such termination does not violate Florida law or the laws and regulations of any other state in which the Company is licensed and authorized to transact insurance. If the Company exercises this right, the Company shall do so in a writing which includes the reasons for such termination and which instructs MGA to send appropriate non-renewal or cancellation notice as required by contract wording or relevant regulatory or statutory authority to terminate coverage.

4.9. Agent Licensing. MGA is required and agrees to be in compliance with, and MGA shall make reasonable inquiry and take all reasonable steps to ascertain that all Agents are in compliance with, all state laws and regulations, which affect the Policies and the Agents.

4.10. IRS Forms. MGA shall prepare and furnish each Agent with an IRS form 1099 each year when required.

4.11. Advertisement. MGA shall obtain the approval of the Company before issuing any advertisement, circular, pamphlet or other publication, which refers to the Company.

4.12. Errors and Omissions Coverage. To further secure the Company, MGA shall maintain an errors and omissions insurance policy issued by an insurance carrier admitted in Florida, rated “B+” or better by A.M. Best, with policy limits of no less than One Million Dollars ($1,000,000), and a deductible no greater than One Hundred Thousand Dollars ($100,000).

4.13. Report of Accounts. MGA shall render accounts to the Company detailing all transactions and remit all funds due under the terms of this Agreement to the Company on a monthly or more frequent basis.

4.14. Additional Limitations on Authority. The Company does not grant MGA authority to, and MGA shall not:

a.	Negotiate, cede, purchase, or bind any reinsurance or retrocession, including but not limited to facultative or treaty, on behalf of the Company without approval by the Company.

b.	Commit the Company to participate in insurance or reinsurance syndicates.

c.	Appoint any Agent or producer without assuring that such Agent is lawfully licensed to transact the type of insurance for which such Agent is appointed.

d.	Collect any payment from a reinsurer without the Company’s prior approval. If prior approval is given, a report must be promptly forwarded to the Company.

e.

Without the prior approval of the Company, pay or commit the Company to pay a claim over a specified amount, net of reinsurance, which exceeds one (1%) percent of the Company’s policyholder’s surplus as of December 31 of the last completed calendar year.

ARTICLE V - MGA’S COMPENSATION

5.1. Compensation. The Company shall pay to MGA, as its sole and full compensation for all authorized business placed with the Company under this Agreement, and not including the fees and expenses to be paid to MGA for those claim adjustment services provided in Article VII herein, the commission and policy fee set forth in Schedule II to this Agreement (hereinafter the “Compensation”).

ARTICLE VI - EXPENSES

6.1. MGA’ s Expenses. Except as otherwise provided in this Agreement, MGA shall pay all expenses incurred by MGA in connection with the underwriting, production, marketing and servicing of the Policies, including but not limited to the following:

a.

Printing of proposals, policy jackets, contracts of insurance, endorsements, cancellation notices, premium notices, records and reports, and all other documents required to fulfill the obligations of MGA under this Agreement.

b.

Advertising and public relations expenses authorized by MGA. The Company’s prior written approval shall be required with respect to any advertising or public relations material that contains the Company’s name and logo.

c.

MGA’s general office expenses, including rent, salaries, utilities, data processing performed by MGA, transportation, furniture, fixtures, equipment, supplies, telephone, postage, and other general overhead expenses.

6.2. Company’s Expenses. The Company shall pay directly all charges and expenses directly attributable to its operations, including but not being limited to the following: Board and Bureau fees; state guaranty fund assessments and other assessments for, or based on, business written pursuant to this Agreement; premium taxes and any other assessments levied by a state or local governmental authority on business written hereunder; cost of reinsurance; legal and auditing expenses incurred at the direction of the Company.

6.3. Reimbursement by MGA. In addition to any rights granted to the Company hereunder, the Company shall be entitled to immediate reimbursement or payment from MGA for all ordinary, reasonable and necessary costs, charges and expenses (collectively called “Expenses”) paid or incurred by the Company by reason of or in connection with (i) the termination pursuant to Section 9. 2 of this Agreement, or (ii) the breach or non-performance of any covenant or obligation to be observed or performed by MGA or any Agent; provided, however that in the case of a breach or non-performance by MGA, the Company shall have given MGA written notice of the breach or non-performance and MGA shall not have cured same within thirty (30) days after the date of the notice, or if same is of such a nature that it cannot reasonably be cured within such time, if MGA has not within such time commenced to cure same and does not diligently continue to and actually cure same. Any expenses incurred by the Company after the giving of such notice shall be promptly reimbursed by MGA. Without limiting the generality of the foregoing, MGA’s covenants and obligations as referred to herein shall include but not be limited to:

a.	the obligation to deposit, report and remit premiums to the company;

b.	the obligation to remit return premiums to the insureds when due;

c.	the obligation to process all policies, endorsements and notices of cancellation and/or non-renewal pursuant to the Company’s underwriting guidelines;

d.	the obligation to observe and comply with underwriting guidelines and sub-agent appointment procedures;

e.	the obligation to observe and comply with all statutes, regulations, rules and rates; and

f.	the obligation to comply with the requirements of Article III hereinabove.

g.

The writing, binding or issuance of policies and risks by MGA not in accordance with the conditions set forth in this Agreement and any Addenda hereto constitutes a breach of this Agreement, and any loss and expense incurred by the Company resulting from such breach shall be assumed by MGA. In the event the Company sustains a loss on a Policy or risk which the MGA has written, issued or bound which is not within the scope of its authority under this Agreement and any addendum hereto, MGA shall reimburse the Company for the amount of the loss plus the expenses incurred by the Company because of the loss.

6.4. Coverage. In the event that any obligation to grant or extend insurance coverage is imposed on the Company by a Court or the Department or any other state or jurisdiction as a result of any breach or non-performance by MGA or any Agent of its or their obligations under Policies, then and in that event, MGA shall (a) pay any fine or penalty imposed upon the Company and all Expenses incurred by the Company. MGA may seek reimbursement for such fine, penalty, or Expenses from the responsible Agent or cause such Agent to pay such fine, penalty, or Expense.

ARTICLE VII - CLAIMS ADMINISTRATION SERVICES

7.1. General Authority. The Company appoints MGA for the purpose of investigating, evaluating, handling, adjusting, and settling each claim which may arise during the term of this Agreement under the Policies (“Claims Services”) within the established authority for claims as set forth in Schedule III which is incorporated herein by reference.

7.2. Duties of MGA. In addition to, and without limiting, any duties which may be owed by MGA pursuant to Florida law or the laws of such other states in which the Company is licensed and authorized to transact insurance, and the applicable regulations pertaining thereto, MGA shall:

a.	Utilize and enter the Company claims data into the claims administrative system as directed by Company in a timely manner.

b.

Dedicate sufficient and appropriate human, equipment and computer resources to provide Company with the Claims Services enumerated in Schedule III to this Agreement. The Claims Services shall use only licensed adjusters(as defined in F. S. Chapter 626, Part VI or the other laws and regulations of such other states in which the Company is licensed and authorized to transact insurance and does transact business (if applicable)), and licensed private investigators (as described in Chapter 493, F.S. or the laws and regulations of such other states in which the Company is licensed and authorized to transact insurance and does transact business (if applicable)), or catastrophic adjusters, where applicable, (as defined in F. S. §626. 859 or the laws and regulations of such other states in which the Company is licensed and authorized and does transact insurance (if applicable)), and such adjusters and investigators shall comply with and conform to the Florida Statutes, and any applicable rules, orders, and written interpretations issued by the Department or such other laws and regulations of such other states in which the Company is licensed and authorized and does transact insurance.

c.

Investigate, evaluate, handle, adjust and settle each claim assigned MGA within the authority established for claims as set forth in Schedule III, which authority is subject to termination for cause or upon termination of this agreement in accordance with §626.7451 (7) (d) or such other laws and regulations of such other states in which the Company is licensed and authorized and does transact insurance (if applicable).

d.	Designate an employee to act as liaison with Company to facilitate the provision of the Claims Services.

e.	Maintain the confidentiality of data or information which is the property of Company and which is directly accessible to MGA in the implementation and performance of the Claims Services.

f.

Maintain complete, accurate and orderly claims books, files, records and accounts of all transactions in accordance with generally accepted insurance and accounting practices, which files shall be the joint property of the Company and MGA. The data in any electronic claims files maintained by the MGA shall be transmitted to the Company in a timely manner as reasonably directed by the Company.

g.

Maintain during the term of this Agreement copies of all claims and correspondence related to the claims for a period of six (6) years after the date of closure of such claim. MGA shall not destroy these copies without the written permission of the Company. MGA may, with permission from Company, use magnetic, optical, and other types of technology to store such data. At the end of such six (6) year period relevant to any claim, the Company shall authorize MGA to either (a) destroy the closed file or (b) return such file to Company at Company’s expense. Upon an order of liquidation of the Company, the claims files shall become the sole property of the Company or its estate once MGA has been paid for the services rendered. MGA shall have reasonable access to and the right to copy all files, books and records on a timely basis.

h.

The MGA shall adjust and handle all claims still open upon termination or cancellation of this Agreement for an agreed upon fee per claim. Company shall continue to be responsible for the payment and reimbursement of expenses for such claims as provided in this Article VII. Notwithstanding the foregoing, any settlement authority granted to the MGA may be terminated for cause upon the Company’s written notice to the MGA or upon termination of this Agreement. The Company may suspend the MGA’s settlement authority during the pendency of any dispute regarding the cause for termination.

i.	MGA agrees that all claims occurring during the Term of this Agreement will be reported to the Company and will be assigned to properly licensed persons.

j.	MGA agrees that Notice shall be sent by the MGA to the Company as soon as it becomes known that a claim:

a. Exceeds the limit set by the insurer;

b. Involves a coverage dispute;

c. Exceeds the managing general agent’s claims settlement authority;

d. Is open for more than 6 months; or

e. Is closed by payment of an amount set by the Department or an amount set by the insurer, whichever is less.

7.3. Company Discretion. MGA acknowledges and agrees that Company, as the party at risk and having ultimate responsibility for the claims to be administered by MGA, shall at all times have ultimate discretion and authority with respect to all matters pertaining to the claims including, without limitation, the processing, handling, disposition, settlement, defense and litigation of all claims. The exercise or failure to exercise such discretion and authority shall not in any way diminish, impair or otherwise affect the obligations of MGA hereunder, including, without limitation, the obligations to exercise reasonable care, to act in good faith, and to otherwise act in a prudent, fair and appropriate manner with regard to the Claims Services.

7.4. Duties of Company.

a.

Company agrees that all claims occurring during the Term of, and under, this Agreement will be reported and assigned to MGA, unless Company otherwise notifies MGA. Company will provide all information, in its possession, relevant to particular claims assigned to MGA in order for MGA to fulfill its duties and obligations as set out in Schedule III. MGA shall notify Company, in writing, should Company fail to provide any relevant information requested by MGA regarding any specific claim.

b.	Company shall appoint an individual with sufficient authority within Company’s organization to facilitate MGA’s performance of the Claims Services enumerated in Schedule III.

c.	Company has ultimate authority and responsibility for authorizing claims payment and settlement over MGA’s authority of Twenty thousand dollars, ($20,000).

d.	Company shall provide to MGA at no cost to MGA access to the policy or claims administrator system of Company on a twenty-four (24) hours a day, seven (7) days a week basis.

7.5. Audit Provisions. The Company, its employees, and/or its authorized agents shall have the right, at any reasonable time during normal business hours and with reasonable notice to the MGA, to review and/or audit Company’s claim files maintained by the MGA.

7.6. Price and Payment.

a.

Company agrees to pay Service Fees and Rates as specified in Schedule II through Schedule III C of this Agreement. Schedule II shall govern the Service Fees and Rates payable to MGA by Company on all new and renewal business written by Company. Schedule III A shall govern the Services Fees and Rates payable to MGA by Company for subrogation and salvage activities. Schedule III B shall govern the Services Fees and Rates payable to MGA by Company under those special circumstances as agreed to in writing by the parties. Schedule III C shall govern the Services Fees and Rates payable to MGA by Company for catastrophic management services.

b.

The Service Fees and Rates may increase or decrease by mutual written agreement, if changes in the Claims Services mutually agreed to in writing substantially alter the servicing personnel, equipment, or result in the servicing being done on a different system.

c.	Company agrees to pay all tariffs and taxes that are now or may become applicable to the Claims Services rendered.

d.

Service Fees and Rates for Claims Services will be due and payable fifteen (15) days after the close of the month in which Claims Services are performed in amounts pursuant to Schedules III A through III C attached to this Agreement.

e.

MGA and Company will renegotiate, in good faith, the Claims Services Fees in the event of statutory, regulatory, or judicial changes that require additional activities not contemplated at the inception of this Agreement. Should the parties be unable to reach an agreement, either party may terminate this Agreement upon advance written notice to the other party at least ninety (90) days prior to the effective date of termination.

7.7. Definition and Payment of “Allocated Loss Adjustment Expense.” All Allocated Loss Adjustment Expenses shall be paid by the Company. For purposes of this Agreement, Allocated Loss Adjustment Expense(s) shall mean any expense which is chargeable or attributable to the investigation, coverage analysis, adjustment, negotiation, settlement, defense or general handling of any Claim(s) or action(s) related thereto, or to the protection and/or perfection of the Company’s and/or its insured’s right of subrogation, contribution or indemnification. Allocated Loss Adjustment Expense(s) includes, but is not limited to, the following:

a.

Attorney’s fees and disbursements incurred in connection with the determination of coverage and/or the adjustment, defense, negotiation or settlement of any Claim; attorney’s fees incurred for representation at depositions, hearings, pretrial conferences and/or trials;

b.

Costs incurred in handling any Alternative Dispute resolution proceeding (“ADR”), legal actions, including trials or appeals, or in pursuing any declaratory judgment action, including deposition fees, cost of appeal bonds, court reporter or stenographic service fees, filing fees, and other court costs, fees and expenses, transcript or printing costs and all discovery expenses; fees for service of process; fees for witnesses’ testimony, opinions, or attendance at hearings or trial;

c.	Statutory fines or penalties; pre- and post-judgment interest paid as a result of litigation, unless legal requirements define such interest as indemnity payments;

d.

Subcontractors’ fees and travel expenses, including independent adjusters, automobile and property appraisers, to the extent that same are incurred in the adjustment, negotiation, settlement or defense of any Claim (excluding MGA’s employees);

e.

Experts’ fees including reconstruction experts, engineers, cause and origin reports, photographers, accountants, economists, metallurgists, cartographers, architects, hand-writing experts, physicians, appraisers and other natural and physical science experts, plus the costs associated with preparation of expert reports, depositions, and testimony;

f.	Fees for surveillance, undercover operative and detective services or any other investigations;

g.	Costs for medical examinations, or autopsies, including diagnostic services, and related transportation costs, fees for medical reports and rehabilitation evaluations;

h.	Costs for any public records, medical records, credit bureau reports, and other like reports;

i.

Costs and expenses incurred where MGA determines it is reasonable to pursue the rights of contribution, indemnification or subrogation of the Company and/or its insured, including attorney and collection agency fees and/or expenses;

j.

Medical or vocational rehabilitation expenses, and all other medical cost containment services, including, but not limited to, utilization review, pre-audit admission authorization, hospital bill audit or adjudication, provider bill audit or adjudication, and review of medical case management;

k.	Extraordinary travel and related expenses incurred by MGA at the express written request and approval of a Company officer, which are not otherwise payable under this Agreement; and

1.

With respect to MGA’s determination that an expense (s) incurred pursuant to this Agreement is an Allocated Loss Adjustment Expense, MGA makes no representation or warranty and assumes no responsibility that such determination (i) is in compliance with or meets the requirements of any statistical plan filing, statutory, regulatory, or insurance industry reporting scheme or the definition of the Allocated Loss Adjustment Expense thereunder; (ii) is or could be characterized as payment of loss or indemnity; or (iii) is or is not subject to insurance or reinsurance coverage or limits. Company agrees that it is responsible for making all such judgments and for complying with any and all such requirements.

7.8. Limitation of Liability and Remedies.

a.

In providing the Claims Services hereunder, MGA shall have a duty to act with a reasonable due care and caution, in good faith, and in a prudent manner. MGA shall be liable to Company for any loss or damage sustained by Company as a result of, or related in whole or part to, the bad faith, gross negligence or other intentional misconduct on the part of MGA, or its officers, directors, employees or agents.

b.

MGA agrees to indemnify, defend and hold harmless Company, its officers, directors, employees, agents, designees and affiliates (collectively “Indemnified Parties”), from and against any and all claims, causes of action, liabilities, liens, fines, penalties, demands, costs, fees, expenses (including reasonable attorney’s fees), suits, judgments, adjudications and losses of whatever kind or nature incurred by, or claimed against, any of the Indemnified Parties by reason of any bad faith, negligence, or other misconduct by MGA, or any of its officers, directors, employees or agents, or by reason of any breach of this Agreement by MGA.

c.	MGA shall have no indemnity obligation under this Agreement for any act or omission of the MGA taken or omitted to be taken at the express direction of Company.

d.	All indemnity obligations of MGA under this Agreement shall survive the termination or expiration of this Agreement.

e.

MGA warrants that it now has and shall maintain during the term of this Agreement for the protection and benefit of the Company and MGA liability insurance coverage and errors and omissions coverage in an amount of not less than One Million Dollars ($1,000,000) for any one event and in an amount of not less than Two Million Dollars ($2,000,000) in the aggregate. Such coverages shall be in a form and with a company acceptable to Company and proof of such coverages shall be provided to Company upon request.

ARTICLE VIII - TERMINATION

8.1. Continuing Authority. The authority of MGA to issue Policies under this Agreement shall be continuous until terminated, except for mandatory renewals of existing Policies. This Agreement may be terminated by either party, at the end of any calendar quarter, without cause, by giving the other party not less than one hundred twenty (120) days prior written notice of such termination.

8.2. Termination By Company with or without Cause. This Agreement shall terminate:

a.	Automatically and immediately at the written election of the Company, if any public authority cancels or declines to renew any of the licenses of MGA necessary to fulfill the terms of this Agreement.

b.

Automatically and immediately in the event of a transfer, sale or pledge of the majority of the stock or a substantial portion of the assets of MGA, unless this Agreement is assigned with the express written consent of the Company, or unless the pledge of stock is to a federal or state charted bank to secure loans from the bank to MGA, provided in the event of such permitted pledge that this Agreement shall terminate if the pledged stock is foreclosed upon or otherwise acquired by the pledgee.

c.

At the election of the Company upon MGA’s material violation of any provision of this Agreement; provided, however, that MGA will be allowed thirty (30) days, after written notice, to cure any non-monetary breach or default.

d.	Immediately, at the election of the Company for the occurrence of any failure by MGA to comply with the provisions of Section 6.3 a. or b.

e.	Sixty (60) days after delivery of written notice to terminate to MGA at the election of the Company for any reason.

8.3. Termination by MGA. This Agreement may be terminated at the election of and upon written notice from MGA upon the failure of the Company: (a) to remain licensed in the State of Florida or any other state in which the Company is licensed and authorized to transact insurance; (b) to comply with Florida laws and Department Rules and Regulations and the applicable laws of such other states in which the Company is licensed and authorized to transact insurance; or (c) to comply with the material provisions of this Agreement; provided, however, that Company will be allowed thirty (30) days, after written notice, to cure any non-monetary breach or default.

8.4. Suspension and Revocation of Authority. The Company may suspend MGA’s underwriting authority during the pendency of any dispute regarding the termination of this Agreement. The Company and MGA shall fulfill their obligations under the Policies regardless of any dispute.

8.5. Effect of Termination. In the event of proper termination of this Agreement:

a.	Except as set forth in Section 7.2.h. herein, the obligations of MGA and the Company under this Agreement shall be discharged promptly;

b.	No party shall have a claim upon the other for loss of prospective profit or damage to the business arising therefrom; and

c.

MGA’ s records shall remain the property of MGA and left in MGA’s possession, provided MGA is in compliance with all of its obligations to the Company. Copies of such documents shall be furnished to the Company by MGA upon written request of Company.

8.6. Run-off.

a.

The Company shall, concurrent with its notice of termination or within thirty (30) days of MGA’ s notice of termination, notify MGA of whether the Company intends to have MGA service the Policies through their run-off, or whether it intends to manage the run-off itself. Except as set forth in Section 7.2.h. herein, MGA’s compensation in either event is set forth in Schedule II to this Agreement. For purposes of this Agreement, the term “run-off” shall mean confirming coverage under the Polices to claims adjusters, administering the in-force Policies and any required renewals and endorsement thereof, providing reports to the Company as elsewhere required by this Agreement, paying premium to the Company and return premium to the insureds, collecting all sums due from Agents, including return commissions, and such other activities of MGA specifically required by this Agreement.

b.

MGA shall upon demand return to the Company any Policies, forms or other supplies imprinted with the Company’s name regardless of who incurred the cost for same, or any Policies, forms or other supplies furnished to MGA by the Company, with the exception of any forms which in MGA’s reasonable opinion are required to complete an orderly run-off of operations.

c.

In the event this Agreement terminates and/or MGA refuses or is unable to administer and run-off business produced under this Agreement, then in that event MGA shall immediately provide the Company with a tape back-up of all programs and data libraries, including updated source code and data files, used in the production and administration of business hereunder (the “Data”) . The Company agrees that it shall utilize the Data solely for the purpose of administering and running off the business produced hereunder.

d.

MGA hereby grants, at no cost to the Company, a limited license to the Company to use MGA’s Software in connection with the administration and run-off of the business produced hereunder. MGA shall deliver the Software, together with the source and object code for the Software, as well as all available related manuals, immediately upon delivery of the Data to the Company as provided in the preceding Section.

ARTICLE IX - ARBITRATION

9.1. Any controversy, claim or dispute arising out of or relating to this Agreement, including questions regarding the arbitrability of any issues or the scope, applicability, enforceability, validity or breach of this or any other provision of this Agreement or differences of opinion as to the interpretation of this Agreement, shall be submitted to arbitration, one arbitrator to be chosen by the Company, one by MGA, and an umpire by the two arbitrators (the arbitrators and umpire are referred to as the “Panel”).

9. 2. The Panel shall, unless the parties otherwise agree, shall meet in Ft Lauderdale, Florida. Members of the Panel shall be disinterested officers or former officers of property and casualty insurance companies or insurance agencies authorized to transact business in the state in which the controversy, claim or dispute arose.

9. 3. The arbitration shall be instituted by the claimant serving a notice upon the respondent setting forth a statement of the nature of the dispute and the name, address and current (or last, if retired) employment position of the arbitrator appointed by the claimant. The respondent shall appoint its arbitrator within twenty (20) days after service of claimant’s notice and shall, within such time, similarly notify claimant of the name, address and current (or last, if retired) employment position of the respondent’s arbitrator. If the respondent fails to appoint its arbitrator within such twenty (20) day period, the claimant shall also appoint the second arbitrator within ten (10) days after the expiration of the twenty (20) days for respondent to appoint its arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire at the end of the twenty (20) days following the last date of the appointment of the arbitrators, then they each shall, within ten (10) days thereafter, name three (3) candidates who serve as umpire, and within ten (10) days thereafter each shall decline two (2) of the candidates named by the other; within five (5) days thereafter, a decision shall be made by drawing lots as to which of the last two (2) candidates shall be the umpire.

9.4. The respondent shall submit its statement within twenty (20) days after receipt of the claimant’s statement, and the claimant may submit a reply statement within ten (10) days after the receipt of the respondent’s statement. Copies of all statements shall be sent to the parties and the Panel.

9.5. Any hearing shall commence within thirty (30) days following the selection of the umpire. The Panel shall render its decision within thirty (30) days following the termination of the hearings unless the parties consent to an extension.

9.6. The Panel shall consider this Agreement an honorable engagement rather than merely a legal obligation and shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The Panel shall issue its decision in writing upon evidence introduced at a hearing or by other means of submitting evidence in which strict rules of evidence need not be followed, but in which cross examination and rebuttal shall be allowed if requested. The majority decision of the Panel shall be final and binding upon all parties to the proceeding. Judgment may be entered confirming the award of the Panel in any court having jurisdiction thereof.

9. 7. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the Panel.

9.8. In the event of subsequent actions or proceedings necessary to enforce the judgment entered thereon or any other rights flowing therefrom, the prevailing party shall be entitled to recover its reasonable attorney’s fees.

9. 9. Any suit, action, or other proceeding by or against either party to this Agreement, including any proceeding to compel arbitration, to confirm the arbitration award, or to enforce any remedy available to either party may be brought in the Circuit Court of the State of Florida, County of Broward, or in the Untied States District Court for the Southern District of Florida, and each of the parties hereto submits and consents to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action or proceeding. The parties agree that process in any action or proceeding shall be personally served and that such service shall be sufficient to confer in personam jurisdiction over the party so served.

ARTICLE X - INDEMNITY AGREEMENT

10.1. MGA shall indemnify the Company and its subsidiaries, successors, reinsurers and assignees, as well as their shareholders, directors, officers and agents against and in respect of any and all liabilities (as defined below), made or instituted against or incurred by the Company or such other indemnitees and which arise, either directly or indirectly, out of any action of inaction of MGA or any Agent, or their employees or representatives, in connection with any obligations of MGA arising out of this Agreement, including but not limited to any action or inaction of MGA concerning the termination of Agent (s) pursuant to all applicable laws. This Section 11.1 does not apply to the extent that the loss resulted from action or inaction of MGA, which is a result of acting in accordance with the written instructions of the Company.

10.2. The Company shall indemnify MGA and its subsidiaries, successors, reinsurers and assignees, as well as their shareholders, directors, officers and agents against and in respect of any and all liabilities (as defined below) made or instituted against or incurred by MGA or such other indemnitees and which arise, either directly or indirectly, out of any action or inaction of the Company, or their employees or representatives, in connection with any obligations of the Company arising out of this Agreement.

10.3. For purposes of this Article XI, “liabilities” means all claims, demands, actions, proceedings, liability, losses, damages, costs or expenses, including without limitation, attorneys’ fees, disbursements and court costs.

10.4. The indemnification provisions of this Article X do not apply to covered claims made under any policy issued in accordance with this Agreement nor with regard to the Claims Services, as set forth in Section 7.8. herein.

10.5. All indemnity obligations herein shall survive the termination or expiration of this Agreement.

ARTICLE XI - GENERAL PROVISIONS

11.1. Survival. Article IX on Arbitration, Section 8.6 on “run-off”, and all other provisions of this Agreement that are pertinent to the “run-off” and the Claims Services to be rendered under Section 7. 2. h. shall survive the termination of this Agreement.

11.2. Independent Contractor Relationship. Nothing herein shall create the relationship of employer and employee between the Company and MGA, it being understood and agreed that MGA is an independent contractor of the Company for the purposes set forth herein with all rights, powers and duties as such.

11.3. Non-Assignable. Neither Company nor MGA may assign this Agreement or any part thereof to another person or entity.

11.3(a) Subcontracting. MGA may subcontract or delegate its duties under this Agreement with other persons or entities, subject to the prior written consent of the Company, which consent may not be unreasonably withheld.

11.4. Modification. This Agreement may not be changed, nor may any provision hereof be waived, except by a written document signed by both parties hereto.

11.5. Non-Waiver. The failure of the Company or MGA to insist on strict compliance with this Agreement, or to exercise any right or remedy hereunder, shall not constitute a waiver of any rights contained herein or estop the parties from thereafter demanding full and complete compliance therewith, or prevent the parties from thereafter demanding full and complete compliance therewith, nor prevent the parties from exercising any right or remedy in the future.

11.6. Notice. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given if delivered personally, or by a recognized courier service, or by registered or certified mail, return receipt requested, to the party for whom it is intended at the following address or such other address as the party may designate from time to time.

For MGA: Safepoint MGA, LLC

 908 Parsons Avenue, Suite D

 Brandon, FL 33511

 Attn: David Flitman

For the Company: Safepoint Insurance Company

 908 Parsons Avenue, Suite D

 Brandon, FL 33511

 Attn: David Flitman

Notices shall be deemed given when delivered, or three (3) days after delivery to the courier or mailing, as above provided.

11.7. Invalidity. If any provision of this Agreement should be found to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

11.8. Governing Law. This Agreement shall be interpreted under and pursuant to the laws of the State of Florida, without giving effect to its conflicts of laws provisions.

11.9. Assigns. Subject to the provisions of 12.3 hereof, this Agreement shall bind and benefit the successors and permitted assigns of the parties.

11.10. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Safepoint MGA, LLC

BY:	/s/ David Flitman	Date:	2013 Nov 14
Its:	Chief Executive Officer

Safepoint Insurance Company

BY:	/s/ David Flitman	Date:	2013 Nov 14
Its:	Chief Executive Officer

SCHEDULE I

AUTHORIZED COVERAGES, TERRITORY AND LIMITS OF COVERAGE

[Omitted]

SCHEDULE II

COMPENSATION

[Omitted]

SCHEDULE III

[Omitted]

SCHEDULE III A

Fees Applicable to New and Renewal Business for Claims Services

[Omitted]

SCHEDULE III B

Additional Compensation

[Omitted]

SCHEDULE III C

Time and Expense Fees

[Omitted]

SCHEDULE III D

Catastrophe Management Services & Fees

[Omitted]

STATE SPECIFIC REGULATORY ADDENDUM

The following provisions in this Regulatory Addendum (this “Addendum”) are incorporated into the Managing General Agency and Claims Administration Agreement dated as of November 14, 2013 (the “Agreement”). To the extent the terms of this Addendum are inconsistent with the terms of the Agreement, the terms of this Addendum shall control for specified State.

For the sake of clarity, in the event of a conflict between regulatory requirements, Florida law supercedes.

Texas Provisions.

(1) The Company may suspend the authority of MGA during the pendency of any dispute regarding an event of default arising under the Agreement.

(2) On a monthly basis, MGA shall submit an account report to the Company which shall include a statement of written, earned, and unearned premiums; losses and loss expenses paid and outstanding; losses incurred but not reported; and fees owed to MGA. The report shall provide the information described above, and shall include both insurance and reinsurance transactions, if applicable. The account report must be received by or confirmed to the Company not later than 60 days from the close of the month for which business is reported. The Company must maintain the account report on file for at least three years and must make the account report available to insurance regulatory authorities for review.

(3) MGA shall not be required to return, as commission or return commission, monies greater than the total commission paid or otherwise payable to MGA.

(4) MGA shall maintain separate records with respect to the Company’s business, include underwriting files, and the separate records of the Company must be maintained for at least five years or until the completion of a financial examination by the Florida Office of Insurance Regulation, whichever is longer.

(5) MGA must report to the Company, within 30 days of determination, that a claim involves a coverage dispute, a demand in excess of policy limits, or allegations of bad faith, violations of the Texas Deceptive Trade Practices Act, or violations of Texas Insurance Code Chapter 541.

(6) The Company shall conduct an examination of MGA on an annual basis. In addition, if the Company’s aggregate premium volume increases by 30% in any 30-day period, the Company shall conduct an examination within 90 days if MGA writes more than 20% of the Company’s volume and MGA has experienced an increase of 20% in premium volume during the same 30-day period.

1

(7) The examination described above must adequately provide insurance regulatory authorities with the information described below; must be made available to such authorities for review; must remain on file with the Company for at least three years; and must, at a minimum, contain the following information:

(A) claims procedures;

(B) timeliness of claims payments, i.e., lag time between date claim is reported and date claim is paid;

(C) timeliness of premium reporting and collection;

(D) compliance with underwriting guidelines established pursuant to this Agreement; and

(E) reconciliation of policy inventory.

(8) MGA must notify the Company in writing within 30 days if there is a change in: ownership of 10% or more of the outstanding stock of MGA; any principal officer of MGA; or any director of MGA.

(9) MGA may not offset balances due under any other contract with any amount due under this Agreement.

(10) The Company shall retain final authority over disputes concerning claims settlement and the setting of loss reserves.

Alabama, Louisiana, Mississippi, and New Jersey Provisions.

(1) MGA shall not permit one of its sub-producers or sub-agents to serve on the Company’s board of directors.

(2) MGA shall not jointly employ an individual who is also employed with the Company.

Additional Alabama Provisions.

(1) MGA shall send a copy of a claim file to the Company as soon as it becomes known to MGA that the claim has the potential to exceed $300,000 (or a lesser amount if set by the Company) or if the claim is closed by a payment in excess of $300,000 (or a lesser amount if set by the Company).

Additional New Jersey Provisions

(1) The Company shall, within 15 days of any termination of the contract, file written notice of the termination with the commissioner of the New Jersey Department of Banking and Insurance (the “NJ DBI”). Notice of termination shall comply with all requirements established by the NJ DBI and shall indicate the date of termination and the reason therefor.

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(2) The Depository Account (if applicable) shall be designated a “Trust Account” on the bank records and those words shall be displayed on the face of the checks on that account.

(3) If applicable, the following disbursements may be lawfully withdrawn from the Depository Account:

a.	Non-premium monies received by the MGA in connection with soliciting, negotiating, effecting, procuring, renewing, continuing or binding policies of insurance;;

b.	Net or gross premium remittances due to producers or the Company;

c.	Claim payments or reinsurance premiums for transfer to another trust account when authorized by the Company;

d.	Premiums due insureds;

e.

Commissions due the MGA, net any financial institution charge or commission due to an insurance producer, provided that commissions are withdrawn only on premiums deposited into the Depository Account; and,

f.	Voluntary deposits.

(4) Disbursements made pursuant to (3)b and d above shall be made payable to the MGA, the Company or the insured, as the case may be.

(5) The Depository Account (if applicable) balance in the financial institution shall at all times be at least equal to the amount deposited less lawful withdrawals, except where the sole reason for the deficiency is the failure by a bank to honor checks of insureds or prospective insureds accepted in good faith as payment of premiums.

(6) Separate records of business written by the MGA shall be maintained. The Company shall have access and the right to copy all accounts and records related to this business in a form usable by the Company and the NJ DBI shall have access to all books, bank accounts and records of the MGA in a form usable to the NJ DBI.

(7) The underwriting guidelines discussed in Article 2.5 of the Agreement shall also include, but not be limited to, guideline pertaining to the maximum annual premium volume.

(8) The Company shall have the right to cancel or non-renew any policy of insurance subject to the applicable laws and regulations of the State of New Jersey governing the cancellation and nonrenewal of insurance policies.

(9) All claims shall be reported to the Company within 30 days of a claim being reported to the MGA, unless otherwise specified with the Company; and

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(10) A copy of the claim file shall be sent to the Company at its request or as soon as it becomes known that the claim:

a.	Has the potential to exceed $1,000,000 or exceeds the limit set by the Company, whichever is less;

b.	Involves a coverage dispute;

c.	May exceed the MGA’s claims settlement authority;

d.	Is open for more than six months; or

e.	Is closed by payment of $1,000,000 or an amount set by the Company, whichever is less.

(11) The MGA shall not appoint a sub-managing general agent.

(12) All policy and claim files shall be the joint property of the insurer and MGA. Upon termination of the MGA appointment for this State, all original policy and claim files shall be returned to the Company. The MGA may retain copies of these files.

(13) All books and records of account shall be maintained by the MGA for a period of five years after the termination of the Agreement.

(14) All records, books and documents maintained by the MGA shall be produced for examination by the NJ DBI or its duly authorized representatives.

(15) The books and records maintained by the MGA may be maintained electronically if the following conditions are met:

a.	That all the elements required to be maintained are contained in the electronic system;

b.	That, upon the request of the NJ DBI, the electronically kept records can be reproduced in hardcopy; and

c.	That electronic backups are produced daily and, at least every 30 days, the records maintained electronically are reproduced and stored off-site.

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